Exhibit 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated April 27, 2001 included in this Form 11K, by reference in Donaldson Company, Inc.'s Registration Statement (Form S-8 No. 2-90488).


ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
June 29, 2001